Form of Letter of Transmittal

Mr. Craig Burton, President

USIP.Com, Inc.

7325 Oswego Road

Liverpool, New York 13090

Re:

Conversion of Stock Certificate

Dear Mr. Burton:

I am a shareholder of USIP.Com, Inc. and I own ______________ shares of common stock.  In accordance with the requirements of the Merger Agreement with USIPNV, Inc., (Nevada Company) I am hereby transmitting my stock certificate(s) representing those shares, and I request that a new certificate in the Nevada company be issued in my name.  My personal information is set forth below:

__________________________

Name

__________________________

__________________________

__________________________

Address

__________________________

Social Security Number

If you should have any questions, please contact me at (phone number)

________________________________

Shareholder

{A0028945.DOC}

USIP.COM, INC.

Instructions for Effecting Surrender of Stock Certificates

As a shareholder of USIP.Com, Inc., you were provided with an information statement notifying you that a vote shareholders had occurred, which approved the merger of USIP.Com, Inc., a Utah corporation into USIPNV, Inc., a Nevada corporation and a wholly owned subsidiary of USIP.Com, Inc.

As a result of the approval of that transaction it is necessary for you to exchange your shares in USIP.Com, Inc. for shares of USIPNV, Inc.  In accordance with the terms of the Merger Agreement you will receive 1 share of the common stock of USIPNV, Inc. for each share of USIP.Com, Inc. common stock you submit to the secretary of USIP.Com, Inc. for conversion.  Please submit your USIP.Com, Inc. share certificate(s), along with a letter of transmittal identifying your name, address and social security number, in the form of the transmittal letter attached hereto.  The transmittal letter and certificate(s) should be mailed to USIP.Com, Inc., 7325 Oswego Road, Liverpool, New York 13090, Attn:  Joseph J. Passalaqua.  On receipt of your USIP.Com, Inc. certificate(s), we will issue a new certificate(s) for the appropriate number of shares in your name and deliver those to you.

If you have any questions regarding these matters, please contact Craig Burton at 315-451-7515.

{A0028945.DOC}